                                                                    Exhibit 1(e)

                                                                          713080
                               STATE OF MARYLAND

                              STATE DEPARTMENT OF
                            ASSESSMENTS AND TAXATION
               301 West Preston Street Baltimore, Maryland 21201



                                                            DATE: MARCH 11, 1999



     THIS IS TO ADVISE YOU THAT THE ARTICLES OF AMENDMENT FOR SECURITY CAPITAL REAL ESTATE MUTUAL FUNDS INCORPORATED WERE RECEIVED AND APPROVED FOR RECORD ON MARCH 11, 1999 AT 12:06 PM.


FEE PAID:      78.00



[SEAL]

                                    JOYCE M. THOMPSON
                                    LEGAL OFFICER

                                              State Department of Assessments
                                                        and Taxation
                                                   03-11-99 at 12:06 p.m.
                                                   --------    ----------

             SECURITY CAPITAL REAL ESTATE MUTUAL FUNDS INCORPORATED
             ------------------------------------------------------

                             ARTICLES OF AMENDMENT

THIS IS TO CERTIFY THAT:

          FIRST: Security Capital Real Estate Mutual Funds Incorporated, a Maryland corporation (the "Corporation"), registered as an open-end company under the Investment Company Act of 1940, desires to amend its charter pursuant to Section 2-605(a)(4) of the Maryland General Corporation Law by changing the name of a series of its stock, as follows:

          All of the Corporation's 50,000,000 common shares, $.01 par value, are hereby designated as Security Capital U.S. Real Estate Shares.

          SECOND: The amendment to the charter of the Corporation as set forth above has been approved by at least a majority of the entire Board of Directors of the Corporation as required by law.

          The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

--------------------------------------------------------------------------------

                               State of Maryland
                               -----------------

I hereby certify that this is a true and complete copy of the   3   page
                                                              -----
document on file in this office. DATED:      3/11/99
                                        -----------------
                  STATE DEPARTMENT OF ASSESSMENTS AND TAXATION
BY:      Joyce M. Thompson         , Custodian
   --------------------------------
This stamp replaces our previous certification system.  Effective: 6/95

--------------------------------------------------------------------------------

          IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and attested to by its Secretary on this 1st day of March, 1999.

ATTEST:                                SECURITY CAPITAL REAL ESTATE
                                       MUTUAL FUNDS INCORPORATED

/s/ David T. Novick                    By:  /s/ Jeffrey C. Nellessen
-----------------------------             -------------------------------
David T. Novick                           Jeffrey C. Nellessen
Vice President and Secretary              Vice President and Treasurer